UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2014 (April 30, 2014)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Promissory Notes

On April 30, 2014, American Power Group, Inc. entered into an amended and restated unsecured promissory note with the Allen Kahn Revocable Trust AKA Allen Kahn, M.D. Revocable Trust. The amended and restated note extended the maturity date of the original note to September 30, 2014, modified the payment provisions of the note and waived any prior defaults under such note.

On April 30, 2014, American Power Group, Inc. entered into amendments to its existing promissory notes with each of Charles Coppa and Lyle Jensen. Each amendment extended the maturity date of each promissory note to September 30, 2014 and waived any prior defaults under the promissory notes.

The foregoing description of the amended and restated note and the amendments to the promissory notes does not purport to be complete and is qualified in its entirety by reference to the complete text of each such document, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
Exhibit No.    Description

10.1	Amended and Restated Unsecured Promissory Note dated as of April 30, 2014, issued by American Power Group, Inc. in favor of the Allen Kahn Revocable Trust AKA Allen Kahn, M.D. Revocable Trust.

10.2	Amendment No. 2 dated April 30, 2014, to Promissory Note dated as of October 12, 2011, issued by American Power Group, Inc. in favor of Lyle Jensen.

10.3
Amendment No. 2 dated April 30, 2014, to Unsecured Promissory Note dated as of September 17, 2010, issued by American Power Group, Inc. (formerly, GreenMan Technologies, Inc.) in favor of Charles E. Coppa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPRATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: May 2, 2014